FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255934-01

FREE WRITING PROSPECTUS, DATED JANUARY 19, 2022

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255934) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-864-7760.

The information in this file (the “File”) does not contain all information that is required to be included in the prospectus. This File should be reviewed only in conjunction with the entire prospectus. Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the certificates referred to herein in making their investment decision. Methodologies used in deriving certain information contained in this File are more fully described elsewhere in the prospectus. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

The information in this File is preliminary and may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

The securities related to this File are being offered when, as and if issued.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted. Such securities do not represent an interest in or obligation of the depositor, the sponsors, the originators, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the controlling class representative, the risk retention consultation parties, the companion loan holders (or their representatives), the underwriters or any of their respective affiliates.  Neither such securities nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or private insurer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

DRAFT	1/19/2022

360 Rosemary – Due Diligence Questions

A. Due Diligence Questions

(i)	Insurance:

The policy provides Wind/Named Storm coverage at the full limit of $164,223,063, which applies per occurrence and reinstates after every loss. The deductible for Wind/Named Storm is 5% of the total insurable value of the property. Property is not located in a flood zone.

(ii)	Sponsor’s Cost Basis:

Date of land acquisition: January 2008 and June 2019
Acquisition price: $11,298,150
Cost of Land & Buildings: $167,701,850
Total Project Cost: $179,000,000
Cost Basis provided does not include closing costs from our transaction

(iii)	Tenants in Occupancy:

Point 72
Highbrook
HBK
Diameter Capital
Lewis Longman
Tremblant
Nelson Mullins
Norwest
All other tenants are on track to occupy their spaces as scheduled.

(iv)	Recourse Cap on Guaranty:

There is no monetary cap on recourse carveouts.

(v)	LEED Status:

Sponsor is finalizing the documentation and last steps needed for final LEED submission. This is anticipated to be completed by the end of this week. Once completed, Sponsor can submit all final paperwork to the USGBC (US Green Building Council). The USGBC has 30 calendar days to review/provide comments. Sponsor then has a maximum of 20 calendar days to reply, after which USGBC gets another 30 calendar days for review. Related believes May 1, 2022 is a realistic outside date to receive LEED Gold certification, based on its current checklist / anticipated points.

(vi)	Tenants not in Occupancy:

All tenants underwritten are required to pay rent per their rent commencement dates in their respective leases. All outstanding obligations for tenants including any free rent / gap rent, recoveries, and TI/LC will be reserved at closing with gap rent calculated from closing through lease commencement dates which have not yet commenced and free rent calculated based on contractual free rent remaining in the initial three years of the Loan term. The underwritten base rent for all tenants is based on actual rents per tenant leases.

DRAFT	1/19/2022

B. Model Extracts – Tenant Information

1.	Rent Roll,
2.	Free Rent Schedule
3.	TI/LC Schedule
4.	Termination option schedule with Termination fees
5.	Tenant Investment Schedule

DRAFT	1/19/2022

1.	Rent Roll

360 Rosemary
Rent Roll as of 1/17/2022
		Leased	Lease	Lease	Annual	Base Rent	Rent Escalation
Suite #	Tenant Name	RSF	Commences	Expires	Base Rent	Psf/Yr.	Date	PSF/Yr.		Comments/Options	Status	Notes

01A	Cafe (Felice)	2,958	10/1/22	9/30/32	$118,320	$40.00			-	Rent is 8% of sales, but assumed at $40 PSF in Year 1, then $60 PSF rent	Leased	Space has been turned over to tenant; they have not commenced work and they are not open for business
							10/1/23	$60.00		with 3% annual growth.
							10/1/24	$61.80
							10/1/25	$63.65
							10/1/26	$65.56
							10/1/27	$67.53
							10/1/28	$69.56
							10/1/29	$71.64
							10/1/30	$73.79
							10/1/31	$76.01
							Option 1
							10/1/32	$76.01
							10/1/33	$78.29
							10/1/34	$80.63
							10/1/35	$83.05
							10/1/36	$85.55

01B	Regions Bank	2,578	12/1/21	7/31/32	$141,790	$55.00			-	Please see suite 14B for full details	Leased	Space has been turned over to tenant and they have commenced work; they are not in occupancy for business
							12/1/22	$56.65
							12/1/23	$58.35
							12/1/24	$60.10
							12/1/25	$61.90
							12/1/26	$63.76
							12/1/27	$65.67
							12/1/28	$67.64
							12/1/29	$69.67
							12/1/30	$71.76
							12/1/31	$73.92
							Option 1
							9/1/32	$73.92
							9/1/33	$76.14
							9/1/34	$78.42
							9/1/35	$80.77
							9/1/36	$83.20
							Option 2
							9/1/37	$99.34
							9/1/38	$102.32
							9/1/39	$105.39
							9/1/40	$108.55
							9/1/41	$111.81

01D	Harry's / Adrienne's	10,318	8/16/22	8/31/37	$567,490	$55.00					Leased	Space turned over to tenant; they have not commenced work and are not currently open for business
							9/1/23	$55.00
							9/1/24	$56.38
							9/1/25	$57.78
							9/1/26	$59.23
							9/1/27	$60.71
							9/1/28	$62.23
							9/1/29	$63.78
							9/1/30	$65.38
							9/1/31	$67.01
							9/1/32	$68.69
							9/1/33	$70.40
							9/1/34	$72.16
							9/1/35	$73.97
							9/1/36	$75.82

01E	Mount Sinai	5,850	11/1/22	4/30/33	$292,500	$50.00					Lease Negotiation	Lease in process at final stages
							11/1/25	$60.00
							11/1/28	$72.00

02A	ShubinBass	3,702	12/1/22	11/30/32	$268,392	$72.50					Leased	Space has not been turned over to tenant; they have not commenced work and they are not open for business; Landlord to deliver turn-key space to tenant
							12/1/23	$74.31
							12/1/24	$76.17
							12/1/25	$78.07
							12/1/26	$80.03
							12/1/27	$82.03
							12/1/28	$84.08
							12/1/29	$86.18
							12/1/30	$88.33
							12/1/31	$90.54

02B	Susquehana	7,016	3/27/22	7/31/27	$385,880	$55.00			-	Free Rent: Months 1-4	Leased	Space has been turned over to tenant and they have commenced work; they are not in occupancy for business
							4/1/23	$56.65	-	Termination: Tenant shall have the right to terminate this Lease In the
							4/1/24	$58.35		event Landlord or its affiliate and Tenant consummate a future lease
							4/1/25	$60.10		for Tenant to relocate from the Building to office space consisting of
							4/1/26	$61.90		not less than 10,000 RSF, on such agreed upon terms. Termination to
							4/1/27	$63.76		occur no sooner than the commencement date of the relocation
										building lease

DRAFT	1/19/2022

04A	New Day	3,749	9/26/22	12/31/32	$224,940	$60.00					Leased	Space has been turned over to tenant; they have not commenced work and they are not open for business
							10/1/23	$61.50	-	Please see suite 19A for full details
							10/1/24	$63.04
							10/1/25	$64.61
							10/1/26	$66.23
							10/1/27	$67.88
							10/1/28	$69.58
							10/1/29	$71.32
							10/1/30	$73.10
							10/1/31	$74.93
							10/1/32	$76.81

04B	North Am Dev Group	7,069	3/1/22	12/31/32	$353,450	$50.00			-	Free Rent: Months 1-10	Leased	Space has been turned over to tenant and they have commenced work; they are not in occupancy for business
							3/1/23	$51.00	-	Termination: One-time right to cancel this Lease effective as of the last
							3/1/24	$52.02		day of the 84th full calendar month of the Lease Term following the
							3/1/25	$53.06		Commencement Date
							3/1/26	$54.12
							3/1/27	$55.20
							3/1/28	$56.31
							3/1/29	$57.43
							3/1/30	$58.58
							3/1/31	$59.75
							3/1/32	$60.95

08A	Related Southeast	17,707	8/1/22	7/31/32	$841,080	$47.50					Leased	Space has not yet been turned over to tenant; Landlord work is in process and tenant work has not yet commenced in the space
							8/1/23	$48.69
							8/1/24	$49.90
							8/1/25	$51.15
							8/1/26	$52.43
							8/1/27	$53.74
							8/1/28	$55.09
							8/1/29	$56.46
							8/1/30	$57.87
							8/1/31	$59.32

10	Amenity	5,619	1/1/23	12/1/72

10A	Point 72	4,280	9/1/21	12/31/26	$203,300	$47.50			-	Free Rent / Recoveries: Months 1-4	Leased	Tenant is in the space and open for business
							9/1/22	$48.69	-	Termination Option: One-time right to cancel this Lease effective as of
							9/1/23	$49.90		the day preceding the third anniversary date of the Commencement
							9/1/24	$51.15		Date
							9/1/25	$52.43	-	ROFO: Landlord shall by notice to Tenant offer to lease the ROFO
							9/1/26	$53.74		Space on the same floor to Tenant
							Option 1
							1/1/27	$53.74
							1/1/28	$55.09
							1/1/29	$56.46
							1/1/30	$57.87
							1/1/31	$59.32
							Option 2
							1/1/32	$60.80
							1/1/33	$62.32
							1/1/34	$63.88
							1/1/35	$65.48
							1/1/36	$67.12

10B	Highbrook	3,549	10/18/21	4/30/27	$159,705	$45.00			-	Free Rent: Months 1-6	Leased	Tenant is in the space and open for business
							11/1/22	$46.24
							11/1/23	$47.51
							11/1/24	$48.82
							11/1/25	$50.16
							11/1/26	$51.54

10C	Point 72 Expansion	2,410	5/1/22	12/31/26	$114,475	$47.50					Leased	Space has not been turned over to tenant; they have not commenced work and they are not open for business; Landlord to deliver turn-key space to tenant
							5/1/23	$48.69
							5/1/24	$49.90
							5/1/25	$51.15
							5/1/26	$52.43
							Option 1
							1/1/27	$53.74
							1/1/28	$55.09
							1/1/29	$56.46
							1/1/30	$57.87
							1/1/31	$59.32
							Option 2
							1/1/32	$60.80
							1/1/33	$62.32
							1/1/34	$63.88
							1/1/35	$65.48
							1/1/36	$67.12

DRAFT	1/19/2022

10D	Hill Barth + King (HBK)	5,366	6/21/21	3/31/32	$225,372	$42.00			-	Free Rent: Months 1-9	Leased	Tenant is in the space and open for business
							7/1/22	$43.05	-	Termination: One-time right to cancel this Lease effective on the last
							7/1/23	$44.13		day of the 84th full calendar month of the Lease Term. Must give
							7/1/24	$45.23		notice on or prior to the last day of the 75th full calendar month of the
							7/1/25	$46.36		Lease Term
							7/1/26	$47.52	-	ROFO / ROFR: Landlord shall by notice to Tenant offer to lease the
							7/1/27	$48.71		ROFO Space, which is contiguous to the original Premises and located
							7/1/28	$49.92		on the same floor as the original Premises on the same floor to the
							7/1/29	$51.17		Tenant
							7/1/30	$52.45
							7/1/31	$53.76
							Option 1
							4/1/32	$53.76
							4/1/33	$55.10
							4/1/34	$56.48
							4/1/35	$57.89
							4/1/36	$59.34
							Option 2
							4/1/37	$68.82
							4/1/38	$70.54
							4/1/39	$72.30
							4/1/40	$74.11
							4/1/41	$75.96

10E	HBK Expansion	1,458	5/1/22	3/31/32	$61,236	$42.00					Leased	Space has not been turned over to tenant; they have not commenced work and they are not open for business; Landlord to deliver turn-key space to tenant
							7/1/22	$43.05
							7/1/23	$44.13
							7/1/24	$45.23
							7/1/25	$46.36
							7/1/26	$47.52
							7/1/27	$48.71
							7/1/28	$49.92
							7/1/29	$51.17
							7/1/30	$52.45
							7/1/31	$53.76

10F	Diameter Capital	1,485	9/27/21	9/30/26	$70,538	$47.50			-	Termination: One-time right to cancel this Lease effective as of the day	Leased	Tenant is in the space and open for business
							10/1/22	$48.93		preceding the third anniversary date of the Commencement Date
							10/1/23	$50.40
							10/1/24	$51.91
							10/1/25	$53.47

11A	Lewis Longman	12,366	8/1/21	1/31/32	$494,640	$40.00			-	Free Rent: Month 1-8, 85-87, 1/2 of Year 9	Leased	Tenant is in the space and open for business
							8/1/22	$41.10	-	Termination: one-time right to cancel for all or a portion of the
							8/1/23	$42.23		Premises effective as of the day preceding the 7th anniversary date of
							8/1/24	$43.39		the Commencement Date
							8/1/25	$44.58	-	ROFR: Landlord shall give tenant written notice of the offer to lease
							8/1/26	$45.81		the specified space, which is contiguous to the original Premises as of
							8/1/27	$47.07		the Date of this Lease and located on the same floor as the original
							8/1/28	$48.37		Premises, in the first 5 years of the lease
							8/1/29	$49.70
							8/1/30	$51.06
							8/1/31	$52.47
							Option 1
							1/1/32	$52.46
							1/1/33	$53.90
							1/1/34	$55.38
							1/1/35	$56.91
							1/1/36	$58.47
							Option 2
							1/1/37	$68.82
							1/1/38	$70.71
							1/1/39	$72.66
							1/1/40	$74.66
							1/1/41	$76.71

11B	Goldman Sachs	13,095	4/1/22	9/30/32	$654,750	$50.00			-	See suite 12A for full details	Leased	Space has been turned over to tenant and they have commenced work; they are not in occupancy for business
							4/1/23	$51.25
							4/1/24	$52.53
							4/1/25	$53.84
							4/1/26	$55.19
							4/1/27	$56.57
							4/1/28	$57.98
							4/1/29	$59.43
							4/1/30	$60.92
							4/1/31	$62.44
							4/1/32	$64.00

12A	Goldman Sachs	26,662	4/1/22	9/30/32	$1,333,100	$50.00			-	Free Rent / Recoveries: Months 1-6	Leased	Space has been turned over to tenant and they have commenced work; they are not in occupancy for business
							4/1/23	$51.25	-	Termination: One-time right to cancel this Lease with respect to all or
							4/1/24	$52.53		any portion of the Premises effective as of the day preceding the fifth
							4/1/25	$53.84		anniversary date of the Rent Commencement Date
							4/1/26	$55.19	-	ROFO: Landlord shall by notice to Tenant offer to lease the ROFO
							4/1/27	$56.57		Space, which is any space in the building, to the Tenant
							4/1/28	$57.98
							4/1/29	$59.43
							4/1/30	$60.92
							4/1/31	$62.44
							4/1/32	$64.00

DRAFT	1/19/2022

14A1	Tremblant	4,305	11/1/21	10/31/31	$236,775	$55.00			-	Free Rent: Months 1-6	Leased	Tenant is in the space and open for business
							11/1/22	$56.65	-	Termination: One time right to cancel this Lease effective as of the day
							11/1/23	$58.35		preceding the 72nd month anniversary of the Commencement Date
							11/1/24	$60.10	-	ROFO / ROFR: Landlord shall give tenant written notice of the offer to
							11/1/25	$61.90		lease the specified space, which is contiguous to the original Premises
							11/1/26	$63.76		as of the Date of this Lease and located on the same floor as the
							11/1/27	$65.67		Premises
							11/1/28	$67.64
							11/1/29	$69.67
							11/1/30	$71.76

14A2	Maverick Capital	3,920	12/1/21	6/30/32	$207,760	$53.00			-	Free Rent: Months 1-7	Leased	Space has been turned over to tenant and they have commenced work; they are not in occupancy for business
							12/1/22	$54.59	-	Termination: One-time right to cancel this Lease effective as of the day
							12/1/23	$56.23		preceding the seventh anniversary date of the Commencement Date
							12/1/24	$57.91
							12/1/25	$59.65
							12/1/26	$61.44
							12/1/27	$63.28
							12/1/28	$65.18
							12/1/29	$67.14
							12/1/30	$69.15
							12/1/31	$71.23

14B	Regions Bank	5,104	12/1/21	7/31/32	$229,680	$45.00			-	Free Rent: Months 1-8	Leased	Space has been turned over to tenant and they have commenced work; they are not in occupancy for business
							12/1/22	$46.35	-	ROFO: Landlord shall by notice to Tenant offer to lease the ROFO
							12/1/23	$47.74		Space on the same floor to the Tenant
							12/1/24	$49.17
							12/1/25	$50.65
							12/1/26	$52.17
							12/1/27	$53.73
							12/1/28	$55.34
							12/1/29	$57.00
							12/1/30	$58.71
							12/1/31	$60.48
							Option 1
							9/1/32	$60.48
							9/1/33	$62.29
							9/1/34	$64.16
							9/1/35	$66.09
							9/1/36	$68.07
							Option 2
							9/1/37	$81.28
							9/1/38	$83.72
							9/1/39	$86.23
							9/1/40	$88.82
							9/1/41	$91.48

14C	River North	4,058	1/1/22	12/31/31	$223,190	$55.00			-	Free Rent: Credit in the amount of $125,000.00, applied to the	Leased	Landlord delivering turn-key space to tenant and work has commenced; they are not in occupancy for business
							1/1/23	$56.38		installments of Base Rent beginning on the Commencement Date and
							1/1/24	$57.78		until Tenant has received the full value of the rent credit
							1/1/25	$59.23	-	Termination: One-time right to cancel this Lease effective as of the last
							1/1/26	$60.71		day of the 84th full calendar month of the Lease Term following the
							1/1/27	$62.23		Commencement Date
							1/1/28	$63.78
							1/1/29	$65.38
							1/1/30	$67.01
							1/1/31	$68.69

DRAFT	1/19/2022

14D	Nelson Mullins	7,716	6/21/21	12/31/26	$308,640	$40.00			-	Free Rent / Recoveries: July 1, 2021 through December 31, 2021	Leased	Tenant is in the space and open for business
							7/1/22	$41.20	-	ROFR: Tenant shall have a right of first refusal to lease the ROFR
							7/1/23	$42.44		Space, which is suites 1420 & 1430
							7/1/24	$43.71
							7/1/25	$45.02
							7/1/26	$46.37
							Option 1
							1/1/27	$46.37
							1/1/28	$47.76
							1/1/29	$49.19
							1/1/30	$50.67
							1/1/31	$52.19
							Option 2
							1/1/32	$53.76
							1/1/33	$55.37
							1/1/34	$57.03
							1/1/35	$58.74
							1/1/36	$60.50

15A	Norwest	14,862	8/12/21	4/30/32	$624,204	$42.00			-	Termination Right: One time right to terminate all or a portion of the	Leased	Tenant is in the space and open for business
							9/1/22	$43.05		premises on or preceding the 7th anniversary date of the
							9/1/23	$44.13		Commencement Date
							9/1/24	$45.23	-	Free Rent / Recoveries: Months 1-6
							9/1/25	$46.36
							9/1/26	$47.52
							9/1/27	$48.71
							9/1/28	$49.92
							9/1/29	$51.17
							9/1/30	$52.45
							9/1/31	$53.76
							Option 1
							5/1/32	$53.76
							5/1/33	$55.10
							5/1/34	$56.48
							5/1/35	$57.89
							5/1/36	$59.34
							Option 2
							5/1/37	$68.82
							5/1/38	$70.54
							5/1/39	$72.30
							5/1/40	$74.11
							5/1/41	$75.96

15B	Benefits Street	10,439	12/12/21	3/31/32	$553,267	$53.00			-	Free Rent: Months 1-6	Leased	Space has been turned over to tenant and they have commenced work; they are not in occupancy for business
							1/1/23	$54.59	-	Termination: One-time right to cancel this Lease effective as of the last
							1/1/24	$56.23		day of the 86th full calendar month following the Commencement Date
							1/1/25	$57.91	-	ROFO / ROFR: Landlord shall by notice to Tenant offer to lease the
							1/1/26	$59.65		ROFO Space, Suite 1500 to Tenant
							1/1/27	$61.44
							1/1/28	$63.28
							1/1/29	$65.18
							1/1/30	$67.14
							1/1/31	$69.15
							1/1/32	$71.23

16A1	Comvest	7,311	10/1/22	3/31/33	$308,890	$42.25			-	Please see suite 17A for full details	Leased	Space has been turned over to tenant and they have not commenced work; they are not in occupancy for business
							10/1/23	$43.41		Lease has commenced, tenant expected to move into space Jan-2024
							10/1/24	$44.61		Free Rent / Recoveries: Months 2-16
							10/1/25	$45.83
							10/1/26	$47.09
							10/1/27	$48.39
							10/1/28	$49.72
							10/1/29	$51.09
							10/1/30	$52.49
							10/1/31	$53.93
							10/1/32	$55.42
							Option 1
							4/1/33	$57.08
							4/1/34	$58.79
							4/1/35	$60.56
							4/1/36	$62.37
							4/1/37	$64.24
							Option 2
							4/1/38	$66.17
							4/1/39	$68.16
							4/1/40	$70.20
							4/1/41	$72.31
							4/1/42	$74.48
16A2	Comvest	5,809	10/1/22	3/31/33	$245,430	$42.25			-	Please see suite 17A for full details	Leased	Space has been turned over to tenant and they have not commenced work; they are not in occupancy for business
							10/1/23	$43.41		Lease has commenced, tenant expected to move into space Mar-2024
							10/1/24	$44.61		Free Rent / Recoveries: Months 2-16
							10/1/25	$45.83
							10/1/26	$47.09
							10/1/27	$48.39
							10/1/28	$49.72
							10/1/29	$51.09
							10/1/30	$52.49
							10/1/31	$53.93
							10/1/32	$55.42
							Option 1
							4/1/33	$57.08
							4/1/34	$58.79
							4/1/35	$60.56
							4/1/36	$62.37

DRAFT	1/19/2022

							4/1/37	$64.24
							Option 2
							4/1/38	$66.17
							4/1/39	$68.16
							4/1/40	$70.20
							4/1/41	$72.31
							4/1/42	$74.48
16B	Available	12,900							-	Elliot has expansion option on the space with notice due by October	Expansion Option
										2022
17A	Comvest	25,999	10/1/22	3/31/33	$1,098,458	$42.25			-	Free Rent / Recoveries: Months 2-7 and Months 85-87	Leased	Space has been turned over to tenant and tenant is in for permit with the City of West Palm Beach - they have not commenced work; they are not in occupancy for business
							10/1/23	$43.41	-	Termination: One-time right to cancel this Lease effective as of the last
							10/1/24	$44.61		day of the 7th year of the Lease Term
							10/1/25	$45.83	-	ROFO / ROFR: Tenant shall have a one-time option to lease the
							10/1/26	$47.09		Expansion Space on the 6th year of the lease
							10/1/27	$48.39	-	Renewals: Rent renewed at FMV. Assumed at 3% rent growth.
							10/1/28	$49.72
							10/1/29	$51.09
							10/1/30	$52.49
							10/1/31	$53.93
							10/1/32	$55.42
							Option 1
							4/1/33	$57.08
							4/1/34	$58.79
							4/1/35	$60.56
							4/1/36	$62.37
							4/1/37	$64.24
							Option 2
							4/1/38	$66.17
							4/1/39	$68.16
							4/1/40	$70.20
							4/1/41	$72.31
							4/1/42	$74.48

18A	Elliott Mgmt	26,662	4/1/22	9/30/33	$1,173,128	$44.00			-	Free Rent / Recoveries: Months 1-6, Months 7-15 (excl. recoveries)	Leased	Space has been turned over to tenant and they have commenced work; they are not in occupancy for business
							4/1/23	$45.10	-	Termination: One-time right to cancel this Lease effective as of the day
							4/1/24	$46.23		preceding the 5th anniversary date of the Commencement Date
							4/1/25	$47.39	-	ROFO / ROFR: During the first 36 months of the lease any and all
							4/1/26	$48.57		space located on the 19th floor, Suite 1500, Suite 1510, or Suite 1430
							4/1/27	$49.78		is available for lease
							4/1/28	$51.03
							4/1/29	$52.31
							4/1/30	$53.61
							4/1/31	$54.95
							4/1/32	$56.33
							4/1/33	$57.73

19A	New Day	26,662	12/31/21	12/31/32	$1,199,790	$45.00			-	Free Rent / Recoveries: Months 1-12, 73-78	Leased	Space has been turned over to teannt and they have commenced work; they are not in occupancy for business
							1/1/23	$46.13	-	Termination: One-time right to terminate this Lease effective on any
							1/1/24	$47.28		date elected by Tenant which falls between (i) the last day of the 72nd
							1/1/25	$48.46		full month after the Rent Commencement Date, or (ii) the expiration
							1/1/26	$49.67		date of the Initial Term
							1/1/27	$50.91	-	ROFO: Landlord shall by notice to Tenant offer to lease the ROFO
							1/1/28	$52.31		Space to Tenant, which consists of any space not outlined in Exhibit L
							1/1/29	$53.75		of the lease
							1/1/30	$55.23
							1/1/31	$56.75
							1/1/32	$58.31

20A	New Day	25,637	12/31/21	12/31/32	$1,153,665	$45.00			-	Please see suite 19A for full details	Leased	Space has been turned over to tenant and they have commenced work; they are not in occupancy for business
							1/1/23	$46.13
							1/1/24	$47.28
							1/1/25	$48.46
							1/1/26	$49.67
							1/1/27	$50.91
							1/1/28	$52.31
							1/1/29	$53.75
							1/1/30	$55.23
							1/1/31	$56.75
							1/1/32	$58.31

			% of NRA
	Total Building Square Feet:	318,621	100.0%

	Total Occupied SF	313,002	98.2%

	Total Leased Square Feet:	300,102	95.9%		$14,073,834	$46.90

	Total Vacant Square Feet:	12,900	4.1%

DRAFT	1/19/2022

2.	Free Rent Schedule

Free Rent Schedule	Suite	LCD	LXD	Year 1	Year 2	Year 3	(Years 1-3)
Cafe (Felice)	01A	10/1/2022	9/30/2032	9,860	-	-	9,860
Regions Bank	01B	12/1/2021	7/31/2032	76,231	-	-	76,231
Susquehana	02B	3/27/2022	7/31/2027	128,627	-	-	128,627
North Am Dev Group	04B	3/1/2022	12/31/2032	265,088	29,454	-	294,542
Related Southeast	08A	8/1/2022	7/31/2032	280,361	140,180	-	420,541
Highbrook	10B	10/18/2021	4/30/2027	45,937	-	-	45,937
Point 72 Expansion	10C	5/1/2022	12/31/2026	38,158	-	-	38,158
Hill Barth + King (HBK)	10D	6/21/2021	3/31/2032	46,044	-	-	46,044
HBK Expansion	10E	5/1/2022	3/31/2032	36,359	10,461	-	46,820
Lewis Longman	11A	8/1/2021	1/31/2032	121,665	-	-	121,665
Goldman Sachs	11B	4/1/2022	9/30/2032	327,375	-	-	327,375
Goldman Sachs	12A	4/1/2022	9/30/2032	666,550	-	-	666,550
Tremblant	14A1	11/1/2021	10/31/2031	68,105	-	-	68,105
Maverick Capital	14A2	12/1/2021	6/30/2032	94,386	-	-	94,386
Regions Bank	14B	12/1/2021	7/31/2032	123,484	-	-	123,484
River North	14C	1/1/2022	12/31/2031	114,800	-	-	114,800
Norwest	15A	8/15/2021	2/29/2032	127,526	-	-	127,526
Benefits Street	15B	12/12/2021	3/31/2032	251,350	-	-	251,350
Comvest	16A1	10/1/2022	3/31/2033	25,741	310,303	52,895	388,939

DRAFT	1/19/2022

Comvest	16A2	10/1/2022	3/31/2033	20,453	246,553	42,028	309,034
Comvest	17A	10/1/2022	3/31/2033	91,538	457,691	-	549,229
Elliott Mgmt	18A	4/1/2022	9/30/2033	782,085	691,657	-	1,473,742
New Day	19A	12/31/2021	12/31/2032	1,044,978	99,983	-	1,144,961
New Day	20A	12/31/2021	12/31/2032	1,004,805	96,139	-	1,100,944
Total				5,791,504	2,082,421	94,923	7,968,849

DRAFT	1/19/2022

3.	TI/LC Schedule

Outstanding TI/LCs	Suite	LCD	SF	TI	LC	Total
Cafe (Felice)	01A	Oct-22	2,958	$1,750,000	$0	$1,750,000
Regions Bank	01B	Dec-21	2,578	219,130	0	219,130
Harry's / Adrienne's	01D	Aug-22	10,318	1,238,160	44,506	1,282,666
Mount Sinai	01E	Nov-22	5,850	526,500	217,633	744,133
ShubinBass	02A	Dec-22	3,702	1,000,000	225,520	1,225,520
Susquehana	02B	Mar-22	7,016	456,040	32,331	488,371
New Day	04A	Jan-23	3,749	243,685	189,007	432,692
North Am Dev Group	04B	Mar-22	7,069	494,830	159,838	654,668
Related Southeast	08A	Aug-22	17,707	2,590,417	0	2,590,417
Point 72 Expansion	10C	May-22	2,410	300,000	106,713	406,713
HBK Expansion	10E	May-22	1,458	300,000	64,559	364,559
Diameter Capital(1)	10F	Sep-21	1,485	0	3,745	3,745
Goldman Sachs	11B	Apr-22	13,095	1,103,000	110,028	1,213,028
Goldman Sachs	12A	Apr-22	26,662	2,245,756	73,798	2,319,554
Tremblant	14A1	Nov-21	4,305	0	0	0
Maverick Capital	14A2	Dec-21	3,920	274,400	98,460	372,860
Regions Bank(1)	14B	Dec-21	5,104	433,840	145,483	579,323
River North	14C	Jan-22	4,058	0	20,437	20,437
Norwest(2)	15A	Aug-21	14,862	1,188,960	0	1,188,960

DRAFT	1/19/2022

Benefits Street	15B	Dec-21	10,439	730,730	254,004	984,734
Comvest	16A1	Jan-24	7,311	731,100	119,648	850,748
Comvest	16A2	Mar-24	5,809	530,900	104,425	635,325
Comvest(3)	17A	Oct-22	25,999	2,679,263	407,921	3,087,184
Elliott Mgmt	18A	Apr-22	26,662	1,849,515	116,286	1,965,801
New Day	19A	Dec-21	26,662	2,761,970	434,640	3,196,610
New Day	20A	Dec-21	25,637	2,655,775	427,640	3,083,415
Total			266,825	26,303,971	3,356,622	29,660,593

DRAFT	1/19/2022

4.	Termination option schedule with Termination fees

Tenant	SF	Suite	Notice Period	Termination Date	Est. Termination Fee ($MM)	$ PSF
New Day	52,299	19A / 20A	12 mos.	Jan 2028	$5,270,502	101
Goldman Sachs	39,757	11B / 12A	12 mos.	Mar 2027	$3,524,274	89
Comvest	39,119	16A1 / 16A2 / 17A	9 mos.	Oct 2030	$1,830,969	47
Elliott Mgmt	26,662	18A	12 mos.	Mar 2027	$3,537,302	133
Norwest	14,862	15A	12 mos.	Jul 2028	$937,729	63
Lewis Longman	12,366	11A	9 mos.	Jul 2028	$570,562	46
Benefits Street	10,439	15B	9 mos.	Mar 2029	$430,005	41
North Am Dev Group	7,069	04B	6 mos.	Feb 2029	$523,924	74
Hill Barth + King (HBK)	6,824	10D / 10E	10 mos.	Jun 2028	$534,806	78
Tremblant	4,305	14A1	9 mos.	Oct 2027	$315,878	73
Point 72	6,690	10A / 10C	9 mos.	Aug 2024	$100,000	15
River North	4,058	14C	12 mos.	Jan 2029	$286,436	71
Maverick Capital	3,920	14A2	12 mos.	Nov 2028	$266,981	68
New Day	3,749	04A	-	Upon RCD at Affilated Building	$513,325	137
Total	232,119				$18,642,693	80

DRAFT	1/19/2022

5.	Tenant Investment Schedule

Suite	Tenant	Est. Tenant Investment	Suite	Tenant	Est. Tenant Investment
01A	Cafe (Felice)	$1mm	11B	Goldman Sachs	$150/RSF
01B	Regions Bank	$100/RSF	12A	Goldman Sachs	$150/RSF
01D	Harry's / Adrienne's	$400-$500/RSF	14A1	Tremblant	$25/RSF + F&FE/IT/AV
01E	Mount Sinai	$75/RSF	14A2	Maverick Capital	FF&E /IT/AV
02A	ShubinBass	FF&E /IT/AV	14B	Regions Bank	$100/RSF
02B	Susquehanna	$125/RSF	14C	River North	FF&E /IT/AV
04A	New Day	$100/RSF	14D	Nelson Mullins	$25/RSF + F&FE/IT/AV
04B	North Am Dev Group	$125/RSF	15A	Norwest	$200/RSF
08A	Related Southeast	$200/RSF	15B	Benefits Street	$100/RSF
10A	Point 72	$25/RSF + F&FE/IT/AV	16A1	Comvest	$150/rsf
10B	Highbrook	$25/RSF + F&FE/IT/AV	16A2	Comvest	$150/rsf
10C	Point 72 Expansion	FF&E /IT/AV	16B	Available
10D	Hill Barth + King (HBK)	FF&E /IT/AV	17A	Comvest	$150/rsf
10E	HBK Expansion	FF&E /IT/AV	18A	Elliott Mgmt	$150/rsf
10F	Diameter Capital	FF&E /IT/AV	19A	New Day	$100/rsf
11A	Lewis Longman	$30/RSF + F&FE/IT/AV	20A	New Day	$100/rsf